Exhibit 99.5

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

Board of Directors
TALX Corporation
11432 Lackland Avenue
St. Louis, Missouri 63146

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated February 14, 2007, to the Board of Directors of TALX Corporation ("TALX") as Appendix B to, and reference thereto under the captions "SUMMARY—Opinions of TALX's Financial Advisors—CIBC World Markets Corp." and "THE MERGER—Opinions of TALX's Financial Advisors—CIBC World Markets Corp." in, the proxy statement/prospectus relating to the proposed merger involving TALX and Equifax Inc. ("Equifax"), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Equifax. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CIBC World Markets Corp. CIBC WORLD MARKETS CORP.

March 16, 2007